UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2006
COMMISSION FILE NO. 000-16191
DEL TACO RESTAURANT PROPERTIES I
(A California limited partnership)
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	95-3852699 (I.R.S. Employer Identification Number)

25521 COMMERCENTRE DRIVE LAKE FOREST, CALIFORNIA (Address of principal executive offices)	92630 (Zip Code)
Registrant’s telephone number, including area code: (949) 462-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountants
On November 30, 2006, we were informed by Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”), our independent registered public accounting firm, as follows:
Squar Milner has consummated a merger with Peterson & Co., LLP (“Peterson”). Peterson, which is located in San Diego, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).
We are required to file this Form 8-K/A as notification that Squar Milner Peterson succeeds Squar Milner as our independent registered auditor.
Squar Milner’s report on our financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the year ended December 31, 2005 and the subsequent interim period preceding the change from Squar Milner to Squar Milner Peterson, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused them to make reference thereto in their report on our financial statements.
We have notified the General Partner of the Partnership of the facts set forth in this report on Form 8-K/A, including the appointment of Squar Milner Peterson as our independent registered auditor. The General Partner has ratified such appointment.
We have provided Squar Milner with a copy of the foregoing disclosures. Squar Milner’s letter required by Item 304(a)(3) of Regulation S-K is included with this report.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits:
     16.1 Squar Milner letter dated December 11, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANT PROPERTIES I (a California limited partnership)
Date: December 11, 2006	By:	/s/ Steven L. Brake
Steven L. Brake
Treasurer

EXHIBIT INDEX

Exhibit	Description
16.1	Squar Milner letter dated December 11, 2006